EXHIBIT 11

                           MEDICAL INNOVATIONS, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                                                   QUARTERS ENDED MARCH 31,
                                                   -----------------------
                                                       1996       1995
                                                     ---------  ----------
PRIMARY:

Net income applicable to common stock              $  158,236   $  261,391

Reduce interest expense, net of tax effect,
 for assumed debt retirement resulting from the
 20% treasury stock repurchase limitation                --         --
                                                    ---------   ----------

Net income applicable to common and common
 equivalent shares                                 $  158,236   $  261,391
                                                   ==========   ==========
Weighted average common shares outstanding         15,945,785   15,831,584

Effect of stock options and warrants                     --        --
                                                   ----------   ----------

Weighted average common and common
 equivalent shares                                 15,945,785   15,831,584
                                                   ==========   ==========

Net income per common and common
 equivalent share -- primary                       $     0.01   $     0.02
                                                   ==========   ==========
FULLY DILUTED:

Net income applicable to common stock              $  158,236   $  261,391

Reduce interest expense, net of tax effect, for
 assumed debt retirement resulting from the
 20% treasury stock repurchase limitation                --        --
                                                   ----------   ---------

Net income applicable to common and common
 equivalent shares                                 $  158,236   $  261,391
                                                   ==========   ==========

Weighted average common and common
 equivalent shares                                 15,945,785   15,831,584

Additional effect of stock options and warrants          --        --
                                                   ----------   ----------

Weighted average common and common
 equivalent shares                                 15,945,785   15,831,584
                                                   ==========   ==========

Net income per common and common
 equivalent shares -- fully diluted                $     0.01   $     0.02
                                                   ==========   ==========